SECURITIES AND EXCHANGE COMMISSION


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report
               (Date of earliest event reported): October 1, 2004
                                                  ---------------


                                  BENIHANA INC.
             ------------------------------------------------------
             (Exact Name of Registrant as specified in its Charter)


               Delaware                  0-26396            65-0538630
              ----------               --------------     --------------
       (State or other jurisdiction     (Commission        (IRS Employer
           of incorporation)            File Number)     Identification No.)


                8685 Northwest 53rd Terrace, Miami, Florida     33166
               ---------------------------------------------------------
               (Address of Principal Executive Offices)       (ZIP Code)


      Registrant's telephone number, including area code: (305) 593-0770
                                                          --------------


 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

                     Item 8.01  Other Events
                                ------------
                     Benihana Inc. issued a press release on October 1, 2004 disclosing the results of its 2004 Annual Meeting of Stockholders. A copy of the press release is included with this Report as Exhibit 99.1.



                                    SIGNATURES

                      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    BENIHANA INC.



                                    By: /s/ Michael R. Burris
                                        ----------------------------
                                        Michael R. Burris
                                        Senior Vice President of
                                        Finance and Treasurer

                                                                   Exhibit 99.1


                              FOR IMMEDIATE RELEASE

             BENIHANA INC. REPORTS RESULTS OF ELECTION FOR DIRECTORS

MIAMI, FL, October 1, 2004 - Benihana Inc. (NASDAQ:BNHNA and BNHN) announced today the final results for the election of two directors representing the Common shares and one director representing the Class A shares at the Company's annual meeting on Tuesday, September 28, 2004.

           In the vote for nominees for directors representing the Common stock, Yoshihiro Sano, nominated by management, obtained 1,358,418 votes. Lewis Jaffe, representing a dissident group headed by Benihana of Tokyo, Inc. ("BOT"), received 1,735,306 votes, which included 1,535,668 votes owned by BOT, or approximately 89% of the votes cast in his favor. Kevin Y. Aoki, Vice President-Marketing and a trustee of BOT, who was nominated both by management and BOT, received a total of 3,054,041 votes.

           Joel A. Schwartz, President and CEO of Benihana Inc., the sole nominee for the Board seat representing the Class A shares, received 4,073,943 votes, or 86% of the total votes cast.

           "We are gratified by the strong support of our shareholders for management's nominees for directors," said Mr. Schwartz. "We are very appreciative of Mr. Sano's service as a Director, and regret he will be leaving the Board. And we look forward to working with Mr. Jaffe, for the benefit of all shareholders. With this contest behind us, we can turn our attention to the tasks of continuing to build and grow the Company, increase profitability, assure the highest and fairest standards of corporate governance, and enhance Benihana Inc.'s value for all shareholders. The broad base of support management received reminds us of our significant responsibilities, and we are greatly appreciative for this vote of confidence."

           Shareholders for the Common and Class A stock also ratified Deloitte & Touche LLP as independent accountants.

           Statements in this press release concerning the Company's business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under Federal Securities Laws. "Forward-looking statements" are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to, changes in customers' tastes and preferences, acceptance of the Company's concepts in new locations, obtaining qualified personnel, industry cyclicality, fluctuations in customer demand, the seasonal nature of the business, fluctuations of commodities costs, the ability to complete construction of new units in a timely manner, obtaining governmental permits on a reasonably timely basis, and general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release.
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